EXHIBIT 3.282
AGREEMENT OF LIMITED PARTNERSHIP
OF
NAVARRO HOSPITAL, L.P.
The undersigned parties, being all of the partners (the “Partners”) of Navarro Hospital, L.P. (the “Partnership”), a Delaware limited partnership, hereby form the Partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”), and hereby agree that the ownership interests in the Partnership (“Percentage Ownership”) and the capital contributions of the Partners are as follows:

Name and Address	Percentage Ownership	Initial Contribution
SOLE GENERAL PARTNER:

Navarro Regional, LLC (the “General Partner”) One Park Plaza Nashville, Tennessee 37203	1%	The assets to be contributed to the Partnership by the General Partner, as set forth in a Bill of Sale and Assignment, effective as of the Effective Time (as defined therein), between the Partners and the Partnership.

SOLE LIMITED PARTNER:

NRH, LLC (the “Limited Partner”) One Park Plaza Nashville, Tennessee 37203	99%	The assets to be contributed to the Partnership by the Limited Partner as set forth in a Bill of Sale and Assignment, effective as of the Effective Time (as defined therein), between the Partners and the Partnership.
Neither Partner shall be required to make any additional contributions of capital to the Partnership, although the Partners may from time to time agree to make additional contributions to the Partnership.
The Partnership may engage in any lawful business permitted by the Act, including, without limitation, acquiring, constructing, developing, owning, operating, selling, leasing, financing and otherwise dealing with real property and healthcare businesses.
The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805 and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

The Partnership shall be terminated and dissolved upon the earlier of (i) the mutual agreement of the Partners or (ii) December 31, 2050.
Prior to the dissolution of the Partnership, no Partner shall have the right to receive any distributions or return of its capital contribution.
All distributions and all allocations of income, gains, losses and credits shall be made in accordance with the Percentage Ownership of each Partner, as specified in this Agreement of Limited Partnership (the “Partnership Agreement”).
The General Partner of the Partnership shall have the exclusive right and full power and authority to manage, control, conduct and operate the business of the Partnership and may take any and all action, including, but not limited to, the disposition of any or all of the Partnership’s assets, without the consent of the Limited Partner. The General Partner shall maintain all books and records required by the Act to be maintained at the Partnership’s principal place of business. The General Partner shall make available to the Limited Partner such books and records of the Partnership as are required pursuant to the Act. The General Partner shall have the right to designate a different registered agent and/or registered office for the Partnership by complying with any requirements pursuant to the Act.
The Partnership shall indemnify and hold harmless the General Partner, and its partners, managers, members, employees, agents and representatives and the shareholders, officers, directors, members, employees, agents and representatives of its partners to the fullest extent permitted by the Act.
Neither the General Partner nor the Limited Partner shall be permitted to withdraw from the Partnership or transfer, assign, or pledge its interest in the Partnership without the prior written consent of the other Partner, which consent may be withheld in such Partner’s sole discretion.
The Partnership is hereby authorized to engage in any merger or consolidating transaction with any limited partnership or other business entity as provided in Section 17-211 of the Act. My such merger or consolidation transaction may be approved solely by the General Partner and does not require the consent of the Limited Partner. If the Partnership is the surviving or resulting limited partnership in any merger or consolidation, the Partnership Agreement may be amended and/or restated in connection with the agreement of merger or consolidation.
The Partnership Agreement may be amended in whole or in part at the sole discretion of the General Partner without the approval of the Limited Partner. The General Partner may, in its sole and absolute discretion, admit additional or substitute general or limited partners and reallocate the Percent Ownership.
The Partners hereby agree that all other terms of the Partnership be controlled and interpreted in accordance with the Act.

EXECUTED on December 30, 1998.
SOLE GENERAL PARTNER
Navarro Regional, LLC
By: /s/ John M. Franck II
John M. Franck II
Vice President
SOLE LIMITED PARTNER
NRH, LLC
By: /s/ John M. Franck II
John M. Franck II
Vice President

UNANIMOUS WRITTEN CONSENT
OF
THE SOLE MEMBER
OF
NAVARRO HOSPITAL, LLC
AND
NRH, LLC
THE UNDERSIGNED, being the sole member (the “Sole Member”) of each of Navarro Regional, LLC, a Delaware limited liability company (“Navarro LLC”), and NRH, LLC, a Delaware limited liability company (“NRH”), DOES HEREBY CONSENT IN WRITING to the following actions and the adoption of the following resolutions with the same effect as though such resolutions had been adopted at a meeting of the members of Navarro LLC and NRH duly called and held.
WHEREAS, Columbia/HCA Healthcare Corporation desires to undertake a restructuring of certain of its subsidiaries and assets (the “Restructuring”); and
WHEREAS, in connection with the Restructuring, the Sole Member believes that it is in the best interest of Navarro LLC and NRH to contribute the assets as set forth below to Navarro Hospital, L.P., a Delaware partnership (the “Navarro Partnership”), in exchange for partnership interest in the Navarro Partnership.
NOW, THEREFORE, BE IT:
RESOLVED, that Navarro LLC contribute all of its respective right, title and interest in and to the Transferred Assets, as defined in Section 1.1 of the Bill of Sale and Assignment in the form attached hereto as Attachment A (the “Bill of Sale and Assignment”), and any liabilities or obligations relating thereto, other than the indebtedness specified in Annex C to the Bill of Sale and Assignment (which indebtedness shall be retained by the Sole Member), to the Navarro Partnership in exchange for a 1 percent limited partnership interest in the Navarro Partnership;
RESOLVED, that NRH contribute all of its respective right, title and interest in and to the Transferred Assets and any liabilities or obligations relating thereto, other than the indebtedness specified in Annex C to the Bill of Sale and Assignment (which indebtedness shall be retained by the Sole Member), to Navarro Partnership in exchange for a 99 percent general partnership interest in the Navarro Partnership;
RESOLVED, that the execution and delivery of the Bill of Sale and Assignment by Navarro LLC and NRH effective as of the Effective Time (as defined in the Bill of Sale and Assignment) is hereby authorized and approved;

RESOLVED, that any and all actions taken or caused to be taken by any director, officer or manager of Navarro LLC and NRH prior to the date hereof in connection with the foregoing resolutions are hereby ratified, confirmed and approved as the duly authorized acts of Navarro LLC and NRH; and
RESOLVED, that the proper officers of the Navarro LLC and NRH (as the case may be) be, and they hereby are, authorized and directed, in the name and on behalf of the Navarro LLC and NRH (as the case may be), to prepare, execute, deliver and file all such other documents and certificates and take all actions as such officers may in their discretion deem necessary or appropriate in order to carry out the full intent and purposes of the foregoing resolutions, the execution, delivery, filing or performance thereof by such officers to be conclusive evidence of the approval thereof by the Navarro LLC and NRH.

IN WITNESS WHEREOF, the undersigned Sole Member has executed this Written Consent as of the 30th day of December, 1998.
COLUMBIA NAVARRO REGIONAL
HOSPITAL SUBSIDIARY, L.P.
By: Columbia North Texas Subsidiary GP, LLC, its general partner
By: Columbia North Texas Healthcare System, L.P., its sole managing member
By: North Texas General L.P., its general partner
By: NTGP, Inc., its co-general partner
By: /s/ R. Milton Johnson
R. Milton Johnson
Vice President